UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 25, 2010

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

622 Broadway, New York, New York	10012
(Address of principal executive offices)	(Zip Code)

(646) 536-2842

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2010, Take-Two Interactive Software, Inc. (the “Company”) executed an amendment to its employment agreement with Lainie Goldstein, the Company’s Chief Financial Officer. Ms. Goldstein’s employment agreement, dated May 12, 2010, was amended to align compensation periods with the other employees of the Company following the change in the Company’s fiscal year end, as described under Section 5.03 of this Form 8-K.

On October 25, 2010, the Company executed an amendment to its employment agreement with Seth Krauss, an Executive Vice President of the Company and its General Counsel. Mr. Krauss’s employment agreement, dated June 4, 2010, was amended to align compensation periods with the other employees of the Company following the change in the Company’s fiscal year end.

The foregoing description of the amendments to Ms. Goldstein’s and Mr. Krauss’s employment agreements are qualified in their entirety by reference to such amendments which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2010, the Company’s Board of Directors approved a change in the Company’s fiscal year end from October 31 to March 31 effective as of October 25, 2010 to align its fiscal periods more closely with the seasonality of its business and improve comparability with industry peers.  The Company expects to file a transition report for the five-month transition period of November 1, 2009 to March 31, 2010 on Form 10-KT within 60 days from October 25, 2010. A copy of the press release issued on October 25, 2010 announcing and describing the change in fiscal year end is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As a result of the change in the Company’s fiscal year, the Company expects that its Annual Meeting of Stockholders for 2011 will be held on a date that is later than the anniversary date of the date on which the Annual Meeting of Stockholders was held in 2010.  The Company expects to hold the 2011 Annual Meeting of Stockholders on or after September 1, 2011 but no later than September 30, 2011.

Assuming the 2011 Annual Meeting of Stockholders is held on or after September 1, 2011 but no later than September 30, 2011, stockholders who wish to present proposals or other business appropriate for consideration at the Company’s 2011 Annual Meeting of Stockholders must submit the proposal in proper form and in satisfaction of the conditions established by the Securities and Exchange Commission (“SEC”), to the Company not later than the close of business on April 15, 2011 in order for the proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such annual meeting.  As provided in the Company’s bylaws, for any proposal or other business that is not submitted for inclusion in such proxy statement, but is instead sought to be presented directly at the 2011 Annual Meeting of Stockholders, notice of intention to present the proposal or other appropriate business must be received in writing by the Company by no earlier than the close of business on the date that is 120 days prior to the annual meeting date and no later than the close of business on the date that is 90 days prior to the annual meeting date.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

	10.1	First Amendment to Employment Agreement, dated October 25, 2010, by and between the Company and Lainie Goldstein
	10.2	First Amendment to Employment Agreement, dated October 25, 2010, by and between the Company and Seth Krauss
	99.1	Press Release, dated October 25, 2010, announcing and describing the change in fiscal year end of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Registrant)

By:	/s/ Daniel P. Emerson
Daniel P. Emerson
Senior Vice President, Associate General Counsel and Secretary

Date:  October 25, 2010

EXHIBIT INDEX

Exhibit

10.1	First Amendment to Employment Agreement, dated October 25, 2010, by and between the Company and Lainie Goldstein
10.2	First Amendment to Employment Agreement, dated October 25, 2010, by and between the Company and Seth Krauss
99.1	Press Release, dated October 25, 2010, announcing and describing the change in fiscal year end of the Company